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                                                                   EXHIBIT 10.11

                             TOWING AMERICA, INC.
                             --------------------

                                PROMISSORY NOTE
                                ---------------

$1,000,000.00                                          October -, 1997

    FOR VALUE RECEIVED, the undersigned, Towing America, Inc., a Delaware corporation ("Borrower"), promises to pay to the order of Mark McKinney ("Noteholder") in lawful money of the United States of America and in immediately available funds, the principal amount of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00), or such lesser amount as shall equal the aggregate unpaid principal amount of the advances (the "Advances") made by the Noteholder to the Borrower under this Note, together with interest on the unpaid principal amount of each such Advance. Interest shall be calculated from the date of each such Advance until paid at the rate of eight and one-half percent (8.5%) per annum.

    Each Advance hereunder shall be at the sole discretion of the Noteholder. Borrower will repay this loan in one payment of all outstanding principal plus all accrued unpaid interest on the earlier of (a) demand or (b) upon the consummation of the Company's first firm commitment underwritten offering of its securities pursuant to a registration statement under the Securities Act of 1933, as amended.

    This Note may be prepaid, in its entirety (including the principal sum and interest accrued to the date of payment) without the prior written consent of Noteholder.

    Payments by Borrower shall be applied first to any and all accrued interest through the payment date and second to the principal remaining due hereunder or upon conversion hereof.

    This Note evidences a straight line of credit. Once the $1,000,000.00 has been advanced, Borrower is not entitled to further Advances. Advances under this Note may be requested orally or in writing by Borrower or by an authorized person. Noteholder may, but need not, require that all oral requests be confirmed in writing. The date and amount of each Advance shall be evidenced by endorsements by Noteholder on Schedule A attached to this Note; provided that
                              ----------
the failure of the Noteholder to make any such endorsement shall not limit or otherwise affect the obligations of Borrower hereunder.

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    Borrower waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Noteholder in exercising any right hereunder shall operate as a waiver of such right under this Note.

    If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Borrower agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Noteholder.

    Borrower and Noteholder intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is Borrower's and Noteholder's express intention that Borrower not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this paragraph shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by Noteholder to Borrower), and the provisions hereof shall immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note. Any such crediting or refund shall not cure or waive any default by Borrower under this Note. The term "applicable law" as used in this paragraph shall mean the laws of the State of California or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

    This Note shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of law.

    THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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   IN WITNESS WHEREOF, the undersigned has caused this Note to be signed
in its name this     day of October, 1997.
                 ---

Borrower:                   TOWING AMERICA, INC.




                            By: /s/ E. T. Sheehan
                                ---------------------------------------
                               Name: E. T. Sheehan
                               Title:    CEO

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                                  SCHEDULE A
                                  ----------

                          AMOUNT AND DATE OF ADVANCES

Amout of Advance                                        Date of Advance
----------------                                        ---------------

     1,080                                                 July 98

       995                                                 Aug. 98

     4,517                                                 Sept. 98

     9,145                                                 Oct. 98

     8,364                                                 Nov. 98

     2,083                                                 Dec. 97

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